UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Servotronics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholder:
We are pleased to invite you to attend the 2024 Annual Meeting of Shareholders of Servotronics, Inc. (the “Company”) to be held virtually on Friday, May 10, 2024 at 9:00 a.m. Eastern Time. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting: https://meetnow.global/M6JWU4H on the meeting date and at the time described in the accompanying Proxy Statement. There is no physical location for the Annual Meeting.
This booklet includes the Notice of Meeting as well as the Company’s Proxy Statement.
We know that you may be unable to attend the virtual Annual Meeting. The proxies that we solicit give you the opportunity to vote on all matters that are scheduled to come before the Annual Meeting. Whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or by Internet as described in the following materials, or if you request that proxy materials be mailed to you, by completing, signing, dating, and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.
Thank you for your investment in our Company. We look forward to your attendance virtually at the 2024 Annual Meeting.
Sincerely,
William F. Farrell, Jr.
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date:
May 10, 2024

Time:
9:00 a.m., Eastern Time

Webcast:
meetnow.global/M6JWU4H

Record Date:
You may vote if you were a shareholder of record at the close of business on April 5, 2024.

Items of Business:
(1)   To elect each of the six director nominees identified in the accompanying proxy statement to serve until the 2025 Annual Meeting of Shareholders and until such directors’ successors shall have been elected and qualified;

(2)   To approve, in an advisory vote, our executive compensation;
(3)   To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the 2024 fiscal year; and
(4)   To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Voting by Proxy:
To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Shareholders who own shares in their own name (a record owner) have three options for submitting their vote by proxy: (1) by Internet, (2) by phone or (3) by mail. You may also vote online during the annual meeting by clicking on the Vote icon at meetnow.global/M6JWU4H. When you access the virtual meeting webpage, have available your control number, which is included on your proxy card. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of the attached proxy statement.

If you hold your shares in “street name,” you must follow the instructions of your broker, bank or other nominee in order to direct them how to vote the shares held in your account or obtain a legal proxy to vote online at the meeting. You must provide your broker, bank or other nominee with instructions on how to vote your shares in order for your shares to be voted on certain non-routine matters presented at the annual meeting. If you do not instruct your broker, bank or other nominee on how to vote in the election of directors or the advisory vote on the compensation of our named executive officers, your shares will not be voted on these matters. For an explanation of how you can vote your “street name” shares at the meeting, see “How do I vote my shares?” on page 3.
By Order of the Board of Directors
Bernadine E. Kucinski
Corporate Secretary
DATED: April 11, 2024
Your vote is important:
Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 10, 2024. The Notice of Annual Meeting, Proxy Statement and 2023 Annual Report are available at: https://www.edocumentview.com/SVT.

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PROXY STATEMENT
References to “the Company”, “Servotronics”, “we”, “us”, and “our” in this proxy statement mean Servotronics, Inc.
ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
The Board is providing this proxy statement and the enclosed proxy card in connection with its solicitation of proxies to be voted at the Annual Meeting.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following proposals:
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the election of six directors to serve until the 2025 Annual Meeting of Shareholders of the Company and until such directors’ successors shall have been elected and qualified;

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the advisory approval of the compensation of our Named Executive Officers for 2023;

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the ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2024 fiscal year; and

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any other business that may properly come before the Annual Meeting.

The Board is not aware of any other business to come before the Annual Meeting.
Who is entitled to vote?
You may vote at the Annual Meeting if you were a shareholder of record of Servotronics common stock at the close of business on April 5, 2024, the record date for the Annual Meeting set by the Board. Each shareholder is entitled to one vote per share of Servotronics common stock on each matter presented for a shareholder vote at the Annual Meeting. Shareholders do not have cumulative voting rights. As of the close of business on the record date, there were 2,548,673 shares of Servotronics common stock outstanding.
How many shares must be present to hold the Annual Meeting?
A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of votes entitled to be cast on matters to be considered at the Annual Meeting are present at the Annual Meeting or represented by proxy. If a share is represented for any purpose at the Annual Meeting, it will be considered present for purposes of establishing a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum.
A “broker non-vote” occurs when you fail to provide your broker, bank or other nominee (referred to herein as a “Broker”) with voting instructions on a particular proposal and the Broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules.
How many votes are needed for approval of each proposal?
Proposal No. 1: A plurality of the votes cast at the Annual Meeting is required to elect directors. This means that the six director nominees who receive the most votes will be elected to the Board. Any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will not affect the outcome of the election.

Proposal No. 2: Advisory approval of the compensation of our Named Executive Officers for 2023 requires the approval of a majority of the votes cast by shareholders entitled to vote thereon. Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on this proposal. The vote on this proposal is not binding on the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.
Proposal No. 3: Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2024 fiscal year requires the approval of a majority of the votes cast by shareholders entitled to vote thereon. Abstentions will not be counted as votes cast and will not affect the outcome of the vote on this proposal. Under applicable rules, Brokers may vote on the ratification of our independent registered public accounting firm in their discretion, and, therefore, we do not expect any broker non-votes on this matter.
If you are the beneficial owner of shares held for you by a Broker, you must provide your Broker with instructions as to how to vote such shares in order for your shares to be voted.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends voting:
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“FOR” each of the six nominees for director;

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“FOR” the advisory approval of our executive compensation;

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“FOR” the ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2024 fiscal year.

How can I attend the 2024 Annual Meeting?
The 2024 Annual Meeting will be held in a virtual meeting format via live webcast. There will be no in-person meeting.
Visit meetnow.global/M6JWU4H to attend the meeting. To attend the meeting, shareholders of record as of April 5, 2024 will not need to register in advance but will need the control number included on their proxy card. Shareholders whose shares are held in “street name” may attend the meeting by registering and obtaining a control number in advance using the instructions below under the heading “Do I need to register to attend the 2024 Annual Meeting?” The control number will be required to attend the meeting.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.
The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. You should allow ample time for the check-in procedures.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online at meetnow.global/M6JWU4H, vote your shares electronically by clicking on the Vote tab and submit questions during the meeting by clicking on the Q&A tab. We will try to answer as many questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Do I need to register to attend the 2024 Annual Meeting?
If you were a stockholder of record on April 5, 2024, you do not need to register in advance to attend the 2024 Annual Meeting. Please follow the instructions on the proxy card that you received in order to attend.

If you hold your shares in “street name,” you must register and obtain a control number in advance to attend, vote and ask questions at the virtual meeting. To register to attend the meeting you will need to obtain a legal proxy from your Broker. Follow the instructions provided to you by your Broker or contact them to request a legal proxy form. Once you have received a legal proxy from them, you must submit the form of legal proxy provided by your Broker reflecting the number of shares you hold along with your name and email address to Computershare, as described below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 7, 2024. After Computershare receives your legal proxy, you will receive a confirmation email from Computershare of your registration and control number.
Requests for registration may be directed to Computershare as follows:
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by email — send an email with your legal proxy form attached to legalproxy@computershare.com, labeled with the subject line “Legal Proxy.”

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by mail — send your legal proxy form, labeled as “Legal Proxy,” to Computershare at the following address:

Computershare
Servotronics, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
How do I vote my shares?
You can vote either online during the meeting or by proxy without attending the meeting. For additional information on how to attend the meeting, please refer to “How can I attend the 2024 Annual Meeting?” above. Even if you plan to attend the 2024 Annual Meeting, we encourage you to vote your shares by proxy. Shareholders of record have three options for submitting their votes by proxy:
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by Internet — go to www.investorvote.com/SVT and follow the instructions on the secure site,

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by phone — call the toll-free number 1-800-652-VOTE and follow the instructions on your proxy card and the recorded telephone instructions, or

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by mail — mark, sign, and date the proxy card and return it promptly in accordance with the voting instructions on your proxy card.

In order for your vote to be counted, you must return your completed and signed proxy card so that it is received by mail by the Company’s transfer agent by May 9, 2024, vote by Internet or by phone until the start of the meeting, or vote at the virtual meeting if you are attending.
If you hold your shares in “street name,” you must follow the instructions of your Broker in order to direct them how to vote the shares held in your account or obtain a legal proxy from them and send it to Computershare in accordance with the instructions under the previous heading, “Do I need to register to attend the 2024 Annual Meeting?” to vote online at the meeting. Please follow the directions on your voting instruction form carefully.
How do I vote if I hold my stock through the Servotronics, Inc. Employee Stock Ownership Plan?
If you are a participant in the Servotronics, Inc. Employee Stock Ownership Plan (the “ESOP”), you have the right to instruct the ESOP trustees how to vote your shares. Computershare will tabulate the voting instructions of each participant in the ESOP and the trustees will vote the shares of all participants by submitting a final proxy card to Computershare representing the plan’s shares for inclusion in the tally at the 2024 Annual Meeting.
In order for your instructions to be followed, you must provide instructions for the shares you hold through the ESOP by returning your completed and signed proxy card so that it is received by the Company’s transfer agent by May 7, 2024 or by voting by telephone or over the Internet by 9:00 a.m., Eastern Time, on May 8, 2024.

Can I change or revoke my vote?
Yes. You can change or revoke your vote by (1) re-voting by telephone or over the Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction form will be counted), or (3) attending the meeting and voting online, if you are a shareholder of record or hold your shares in “street name” and have obtained a legal proxy from your Broker. If your shares are registered in your name, you may also revoke your vote by delivering timely notice to the Corporate Secretary, Servotronics, Inc., 1110 Maple Street, PO Box 300, Elma, NY 14059. Attending the meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a Broker, you must follow the instructions on your voting instruction form to revoke or change any prior voting instructions.
What if I return my proxy card but don’t vote for some of the matters listed?
If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.
Can other matters be decided at the 2024 Annual Meeting?
We are not aware of any other matters that will be considered at the 2024 Annual Meeting. If any other matters properly arise that require a vote, the named proxies will vote in accordance with their best judgment.
What does it mean if I receive more than one proxy card or voting information form?
If you received more than one proxy card or voting instruction form, you own shares registered in different names or own shares held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. If you would like to consolidate your accounts, please contact our transfer agent, Computershare, at (888) 540-9867 for assistance. If you hold your shares through a Broker, you should contact them directly and request consolidation.
Who counts the votes?
We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone, and the Internet. A representative of Computershare or Servotronics’ Corporate Secretary will act as Inspector of Election.

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Qualifications and Biographical Information
The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance Committee to conclude that the person should serve as a member of our Board of Directors.
Brent D. Baird, age 85 — Mr. Baird was appointed to the Board in February 2023 and serves as Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. He is a private investor and is the former President and Chief Executive Officer of Merchants Group Inc. and a former general partner of Trubee, Collins & Co., Inc. Mr. Baird served as a director of M&T Bank (NYSE: MTB) from 1983 to 2020 and a director of Todd Shipyards Corporation (NYSE: TOD) from 1992 to 2011. Mr. Baird has significant investment management and corporate governance expertise having served in numerous executive positions in public and private companies. Mr. Baird holds a Bachelor of Arts with Honors from Williams College.
Edward C. Cosgrove, Esq., age 89 — Mr. Cosgrove has served as Director since 2012 and is a member of the Compensation Committee and Nominating and Corporate Governance Committee. He is an attorney with the Cosgrove Law Firm, a Buffalo-based firm where his practice includes civil litigation, representation of corporations, businesses, physicians and medical facilities. He earned a Bachelor of Arts Degree from the University of Notre Dame and a Doctor of Laws Degree from Georgetown University Law School. He is a U.S. Army Veteran and has served as a Special Agent of the Federal Bureau of Investigation and as District Attorney of Erie County, NY. Mr. Cosgrove enjoys the highest possible Peer Review Rating a lawyer can receive from Martindale-Hubbell for the years 1980 through 2024 and has been considered annually as one of the top lawyers in Western New York. His broad-based experience is most important to the Board of Directors.
William F. Farrell, Jr., age 57 — Mr. Farrell was appointed to the Board of Directors in April 2022 when he also was appointed Chief Executive Officer of the Company. He joined the Company following a more than 30-year career with Western New York-based Moog Inc. (NYSE: MOG.A and MOG.B), where he served in various roles of increasing responsibility including, most recently, Site General Manager for Moog’s Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation. Earlier in his tenure at Moog, he worked in a variety of other executive and engineering roles for the worldwide designer, manufacturer, and integrator of precision control components and systems, including in its Industrials Group, Space Products Division and Engine Controls Division. Mr. Farrell holds a B.S. degree in mechanical engineering from the University of Notre Dame and an M.B.A in manufacturing operations management from the State University of New York at Buffalo. His leadership experience and industry knowledge provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy.
Karen L. Howard, age 61 — Ms. Howard was appointed to the Board of Directors in April 2022 and serves as Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. She has more than 30 years of professional experience as an advisor to and finance executive with public companies, as well as a proven record of board leadership. She retired in 2020 after serving for seven years as Executive Vice President of Kei Advisors LLC, an investor relations and business advisory firm serving micro-, small- and mid-cap public company executives and boards across the United States. Previously, she served for 17 years with Columbus McKinnon Corporation (Nasdaq: CMCO), including as Vice President of Strategic Initiatives, Vice President and Chief Financial Officer, and earlier roles as Treasurer and Controller of the publicly traded global manufacturer of material handling products and solutions. Prior to that, she was a certified public accountant with Ernst & Young LLP. Ms. Howard serves as a member of the Board of Directors of Highmark Western and Northeastern New York Inc. (formerly HealthNow New York Inc.), a regional health care company. She also chairs its audit committee. Ms. Howard earned her bachelor’s degree in accounting from Niagara University. Her accounting and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, makes her highly qualified to serve as a Company Director.
Christopher M. Marks, age 59 — Mr. Marks was appointed to the Board of Directors in July 2016 and has served as Chair of the Board since April 2022. He is also a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Marks is a member of the financial planning firm Jensen, Marks, Langer & Vance, LLC, where he provides financial planning advice and investment management services. Also, he is a member and the Chief Compliance Officer of Sterling Investment Counsel, LLC, a registered investment advisor. He brings over 25 years of financial planning and analysis experience to the Company as well as a background in accounting, corporate law and governance. He holds a Bachelor of Science Degree in Accountancy from Villanova University, a Master of Business Administration from St. Bonaventure University, and a Juris Doctorate with honors from the State University of New York at Buffalo School of Law. He previously practiced commercial and corporate law at Phillips Lytle, LLP in Buffalo, NY and began his career with Price Waterhouse in New York City. His business, accounting and legal experience make him highly qualified to serve as a Company Director.
Evan H. Wax, age 42 — Mr. Wax was appointed to the Board of Directors in April 2022 and serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee and Compensation Committee. He is Managing Member of Wax Asset Management LLC in Madison, CT, an investment advisory firm that employs a long-term value-based investment strategy. Prior to founding Wax Asset Management in 2011, Mr. Wax was Managing Director and Head Trader at Hayground Cove Asset Management where he was also a member of the investment committee and risk committee. Prior to that, he worked as a Financial Analyst at Goldman Sachs. Mr. Wax graduated from Yale University where he received a B.A. in Economics. His operational, financial and investment experience, and knowledge of capital markets gives him strong insight into the issues facing the Company’s businesses and markets.
Independent Directors
Under the corporate governance standards of the NYSE American, at least fifty percent of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the test of “independence” as defined by the NYSE American. The NYSE American standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each director nominee, other than Mr. Farrell, satisfies the bright-line criteria and that no other director or nominee has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of our Board.
In making its determination with respect to Mr. Cosgrove, the Board considered the fact that the Company incurred legal fees and disbursements of approximately $8,400 for services provided by the Cosgrove Law Firm in 2023.
Board Leadership Structure
The Board of Directors currently separates the roles of Chair of the Board of Directors and CEO. Each year, our Nominating and Corporate Governance Committee assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served.
Currently, the independent Chair position is held by Christopher M. Marks and our CEO is William F. Farrell, Jr.
A number of factors support the leadership structure chosen by the Board, including, among others:
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The Board believes this governance structure promotes balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis.

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The current separation of the Chairman and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chair of the Board.

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The Chair of the Board sets the agenda for, and presides over, board meetings and independent sessions and coordinates the work of the committees of our Board, providing independent oversight and streamlining the CEO’s duties.

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The Chair of the Board serves as a liaison between the Board and senior management but having an independent chairperson also enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management.

Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at Board and Committee levels. Five of the six director nominees are considered independent under the corporate governance standards of the NYSE American. All of our Directors are encouraged to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only independent Directors in order to promote discussion among the independent directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.
The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Periodically, our Board of Directors assesses these roles and the board leadership structure to ensure the interests of the Company and its shareholders are best served.
Shareholder Communication with the Board
Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Servotronics, Inc., 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chair of the Nominating and Corporate Governance Committee.
Committees and Meeting Data
The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE American listing standards. The Board has adopted a written charter for each of these committees, which is available on our website at www.servotronics.com.
The Audit Committee consists of Ms. Howard (Chair) and Messrs. Baird, Marks and Wax with Ms. Howard being designated as the Company’s “Audit Committee financial expert”. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.
The Compensation Committee consists of Ms. Howard and Messrs. Baird (Chair), Cosgrove, Marks and Wax. The Compensation Committee is responsible for reviewing and recommending appropriate executive compensation policy and determining the compensation of the Company’s Directors and Executive Officers.
The Nominating and Corporate Governance Committee consists of Ms. Howard and Messrs. Baird, Cosgrove, Marks and Wax (Chair). The Nominating and Corporate Governance Committee is responsible for (a) developing and implementing policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders; and (b) identifying individuals qualified to become members of the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders.
The full Board of Directors approves/ratifies all Director nominees after they are determined by the Nominating and Corporate Governance Committee. See “Director Nominating Process” below. Additionally, Director and Executive Officer compensation determinations are subsequently submitted to the full Board of Directors for approval/ratification.
During the fiscal year ended December 31, 2023, the Board of Directors held 18 meetings. The Audit Committee met seven times, the Compensation Committee met three times and the Nominating and Corporate Governance Committee met five times. No Director attended less than 95% of the meetings held during the period that each individual served as a Director. Each Director is encouraged to attend the Annual Meeting of Shareholders. In 2023, the Annual Meeting of Shareholders was attended by all Directors standing for reelection at that meeting.
Board Oversight of Risk Management
The Board of Directors believes that the control and management of risk are primarily responsibilities of senior management of the Company. The entire Board of Directors is responsible for oversight of this senior management function. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Compensation Committee identifies and oversees risks associated with the Company’s executive compensation policies and practices and the Nominating and Corporate Governance Committee reviews Director independence, related party transactions and the implementation of corporate governance policies.
Nominating Procedures
The determination of the individuals to be nominated for the Board of Directors is made by the Nominating and Corporate Governance Committee. This determination is then subsequently submitted to the full Board of Directors for approval/ratification.
The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.
The Board will consider director nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
Director Compensation in 2023
The Company’s Non-Employee Director Compensation Policy provides that non-employee directors are paid an annual cash retainer of $60,000, payable in twelve monthly installments, plus reimbursement of actual expenses for attendance at Board or Committee meetings. Non-employee directors also receive an annual award of restricted stock under the Company’s 2022 Equity Incentive Plan. The annual award consists of shares of the Company’s common stock with a value of $25,000 as of the date of the grant. These restricted shares will vest quarterly over the 12-month service period.
The following table shows the compensation paid by the Company to each non-employee director for 2023.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brend D. Baird	$60,000	$25,000	$85,000
Edward C. Cosgrove	$60,000	$25,000	$85,000
Karen L. Howard	$60,000	$25,000	$85,000
Christopher M. Marks	$60,000	$25,000	$85,000
Even H. Wax	$60,000	$25,000	$85,000

(1)
Represents the total grant date fair value of the annual retainer share awards on the date of the award. 2,082 restricted shares were granted to each non-employee director on June 9, 2023. The annual retainer share awards vest in four equal quarterly installments on the dates of the regularly scheduled quarterly board meetings to review the financial statements for the quarters ending June 30, September 30 and December 31, 2023 and the remainder of which shall vest on the date of the 2024 annual meeting. 1,040 shares granted to each non-employee director were unvested at December 31, 2023.

PROPOSALS TO BE VOTED ON
Proposal 1 — Election of Directors
Our Certificate of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.
The Board currently has six members: Brent D. Baird, Edward C. Cosgrove, William F. Farrell, Jr., Karen L. Howard, Christopher M. Marks and Evan H. Wax, all of which were elected at the 2023 annual meeting. All six positions on the Board are to be filled by vote of the shareholders at the Annual Meeting. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the six nominees named above, each of whom was nominated by the Board based on the recommendation of our Nominating and Corporate Governance Committee. All nominees have agreed to serve if elected.
If any nominee becomes unable to serve or is otherwise unavailable for election, which we do not anticipate, the Board may select a substitute nominee. Information regarding the director nominees can be found under “Corporate Governance and Board Matters — Director Qualifications and Biographical Information.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL SIX OF THE BOARD’S NOMINEES TO BE ELECTED AS DIRECORS.
Proposal 2 — Advisory Vote on Executive Compensation
Shareholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our Named Executive Officers’ compensation.
You may vote for or against the following resolution, or you may abstain. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement.
Our Board of Directors is asking shareholders to vote on the following resolution at the Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
This vote on the Named Executive Officer compensation is advisory, and therefore will not be binding on the Company and will not affect any existing compensation or award programs. However, we value the opinions expressed by our shareholders and the Board of Directors and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.
Proposal 3 — Advisory Vote on the Ratification of Independent Registered Public Accounting Firm
Freed Maxick CPAs, P.C. has served as the independent registered public accounting firm for the Company since 2005. Representatives of Freed Maxick CPAs, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.
The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent public accounting firm for 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF FREED MAXICK CPAS, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

EXECUTIVE OFFICERS
The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers.
William F. Farrell, Jr., age 57 — Mr. Farrell was appointed Chief Executive Officer of the Company in April 2022. He joined the Company following a more than 30-year career with Moog Inc., where he served in various roles of increasing responsibility including, most recently, Site General Manager for Moog’s Aircraft Group, which supports military and commercial aerospace applications. Prior to that, he served five years as Site General Manager for its Industrial Group, supporting markets including flight simulation, oil and gas exploration, power generation and industrials automation.
Harrison W. Kelly III, age 56 — Mr. Kelly was appointed Chief Operating Officer of the Company in January 2024. Prior to joining Servotronics, he served as President of ProVision, LLC, a privately held custom compliance and engineering business, since 2012. He was Chief Quality Officer at Curbell, Inc. from 2005 to 2012. He has also held several operational roles of increasing responsibility at Curbell Electronics, Inc., Rich Products, Inc. and Motorola, Inc.
Robert A. Fraass, age 53 — Mr. Fraass was named Chief Financial Officer of the Company in May 2023. He most recently served as Senior Vice President of Finance — Corporate Controller & Treasurer at Stark Technologies Group, Inc. since 2020. He has also held several executive finance roles of increasing responsibility at PostProcess Technologies, Inc., Ivoclar Vivadent, Inc., Integer, Inc. (NYSE: ITGR) and Integrys Energy Services, Inc. (NYSE: TEG). He began his career at Ernst & Young in the Assurance & Advisory practices.
James C. Takacs, age 58 — Mr. Takacs was named Chief Technical Officer in July 2023. Prior to that he served as Chief Operating Officer of the Company from May 2018 to July 2023. Mr. Takacs first joined Servotronics in 1987 and he has served in various roles of increasing responsibility including Project Engineer, Quality Assurance Manager, Director of Operations and Vice President during his tenure with the Company.

EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
Our Board believes the most effective compensation program is one that promotes the Company’s ability to attract and retain highly qualified and motivated individuals whose interests are aligned with those of our shareholders. The Board, acting through its Compensation Committee (in this Executive Compensation section of the proxy statement, the “Committee”) seeks to develop a well-balanced compensation program that not only contains a competitive fixed pay element through annual base salary but also at-risk incentive compensation directly related to corporate performance through the use of a short-term cash incentive as well as long-term equity-based compensation. The Board seeks to foster a culture where the executive officers may increase their compensation by contributing to measurable financial performance metrics that create value for the Company’s shareholders. Each element of the executive officer compensation program is discussed in more detail below.
To further these objectives, the Board adheres to the following compensation and corporate governance practices:
What We Do:
We pay for performance. A significant portion of executive pay is not guaranteed, but rather tied to key financial metrics that measure our performance and are disclosed to our shareholders.
We balance short-term and long-term incentives. Our incentive programs provide an appropriate balance of annual and long-term incentives.
We limit the maximum payout opportunity. We establish maximum amounts that may be earned under any award of performance-based compensation for our executives.
We maintain robust stock ownership guidelines. Our executive officers and directors are subject to robust stock ownership guidelines.

We recoup compensation under certain circumstances.   We have adopted a policy, in accordance with applicable SEC rules and amendments to the NYSE American listing standards, that requires the reimbursement of cash and equity incentive compensation under certain circumstances.

We have an independent compensation committee. The Committee is comprised solely of independent directors.
What We Don’t Do:

No employment agreements, automatic salary increases or guaranteed bonuses:   We do not have employment agreements with any of our executive officers, and we do not guarantee annual salary increases or bonuses.

We do not allow hedging or pledging. We have adopted a policy pursuant to which our executive officers and directors are expressly prohibited from pledging and hedging Company securities.
We do not provide excessive perquisites: Our executive officers are provided with limited perquisites and benefits.

We do not have tax gross-ups and do not have “single-trigger” provisions:   We do not provide tax gross-ups on any severance, change in control or other payments. Change in control agreements require a “double-trigger”.

We do not provide pension arrangements or non-qualified deferred compensation arrangements:   We do not provide a defined benefit pension program, supplemental executive retirement plan or other non-qualified deferred compensation program for any employees.

Consideration of Recent “Say-on-Pay” Advisory Vote
At the annual meeting of shareholders on June 9, 2023, 78.7% of the shares voted were voted in support of the compensation of our Named Executive Officers, as discussed and disclosed in the 2023 proxy statement. The Committee continues to review the Company’s compensation strategy to ensure that it provides appropriate compensation to our executive officers and to further align the interests of management and shareholders.

How We Make Compensation Decisions.
The Committee, which is comprised of independent directors, is charged with oversight of the Company’s philosophy, policies and practices regarding annual and incentive compensation plans, equity-based plans and other compensation plans. The Committee operates under a written charter adopted by the Board, a copy of which is made publicly available on our website at www.servotronics.com. The Committee seeks to ensure that the total compensation of the Company’s executive officers is fair, reasonable and competitive. The Committee annually evaluates the performance of the Company’s executive officers based upon a mix of the achievement of corporate goals and individual performance. The Committee determines, sets and approves, pursuant to the Committee’s sole authority, the individual elements of the Company’s executive officers’ total compensation, including perquisites, based on such reviews and evaluations. The Committee also makes equity awards under the Company’s 2022 Equity Incentive Plan and reviews the attainment of annual goals for incentive compensation.
The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee to provide such pertinent information as the Committee requests. The Committee meets with the Company’s Chief Executive Officer to obtain his recommendations with respect to other executive officers and key management compensation programs and practices, base salaries, incentive plan targets and equity awards. The Committee considers but is not bound to accept such recommendations. The Chief Executive Officer may not be present during any deliberations or voting to determine his compensation.
At-Risk Compensation Mix.
The Committee believes that linking a significant portion of the executive officers’ total compensation to at-risk pay rewards the achievement of key short- and long-term performance goals and strongly aligns the interests of the executive officers with those of our shareholders. The Committee anticipates that a larger portion of the Chief Executive Officer’s total compensation will be linked to at-risk pay as compared to the other executive officers, in recognition of the Chief Executive Officer’s overall responsibility for the Company’s corporate performance.
The graphic below illustrates the mix of 2023 fixed pay (base salary) and at-risk pay incentives (cash incentive compensation and equity awards), presented at target levels, for the Chief Executive Officer and the average of the other Named Executive Officers.
Target Compensation Mix: Chief Executive Officer	Target Compensation Mix: Other Named Officers

Base Salary
The Committee seeks to provide the executive officers with a level of assured cash compensation in the form of base salaries that are commensurate with their professional status and responsibilities. The base salaries are reviewed annually by the Committee and are adjusted from time to time to recognize competitive market data based on the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations. The Committee does not currently use a peer group to benchmark base salaries, rather the Committee reviews third-party surveys and other market data to assist in determining appropriate base salaries for the executive officers.

Annual Incentive Plan (AIP) Compensation.
The Committee seeks to provide the executive officers an opportunity to earn annual incentive awards, paid in cash, designed to reward annual corporate performance and individual performance. Each year the Committee will establish a target annual incentive award opportunity for each executive officer following a review of their individual scope of responsibilities, experience, qualifications, individual performance and contributions to the Company.
AIP Target Opportunities
The Committee sets the target annual cash incentive equal to a percentage of annual base salary. If the target goal for a corporate performance metric is achieved, then the corporate performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the corporate performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 200% of the target award may be earned under the AIP.
		2023 Target Annual Cash Incentive
Title	Base Salary ( $)	Percentage of Base Salary (%)	($)
Chief Executive Officer	350,000	40	140,000
Chief Financial Officer(1)	265,000	30	79,500
Chief Technical Officer	235,000	20	47,000

(1)
For Mr. Fraass, the 2023 AIP award was prorated based on his May 1, 2023, date of hire.

AIP Metrics
For 2023, the Committee used year-end inventory, operating income and annual revenues for our Advanced Technology Group as the Company performance metrics, with the target goal for each corporate performance metric based on the Board-approved budget. Additionally, each executive officer was assigned individual goals related to his scope of responsibility and aligned with the Company’s overall strategic priorities.
2023 AIP Payouts
At the end of the performance period, the Committee analyzed the foregoing criteria and determined actual performance for the Company performance goals and the individual performance goals. The actual 2023 AIP payouts are reported in the Summary Compensation Table in the Company’s proxy statement as “non-equity incentive plan compensation.”
Long Term Compensation.
The Committee seeks to provide the executive officers an opportunity to earn long-term equity incentive awards intended to provide incentives for the creation of value and the corresponding growth of the Company’s stock price over time. The Committee believes that the long-term equity incentive awards should provide an appropriate balance between performance incentive and retention awards since the recipient must remain employed by the Company for an additional period following the performance period in order for the restricted shares to vest.
LTIP Target Opportunities
The Committee sets the target for the three-year LTIP award equal to a percentage of base salary. For each three-year LTIP award, 75% of the target award will be performance-based and 25% of the target award will be service-based. If the target goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 100%. If the threshold or maximum goal for a performance metric is achieved, then the performance metric will be deemed to be earned at 50% or 200%, respectively. Results below threshold result in a zero payout and achievement at levels between threshold and maximum are determined via linear interpolation. No more than 200% of the target LTIP award may be earned.
	Target for the 2023-2025 LTIP Awards
Title	Percentage of Base Salary (%)	Performance-Based Shares	Service-Based Shares	Total Target LTIP Award
Chief Executive Officer	40	$105,000 (9,131 Performance Shares)	$35,000 (3,043 shares of Restricted Stock)	$140,000
Chief Financial Officer	30	$59,625 (5,185 Performance Shares)	$19,875 (1,728 shares of Restricted Stock)	$79,500
Chief Technical Officer	20	$35,250 (3,065 Performance Shares)	$11,750 (1,022 shares of Restricted Stock)	$47,000
LTIP Performance Metric
The performance metric for the long-term equity incentive awards is based on the Company’s return on invested capital (ROIC) over a three-year period. ROIC is a calculation used to determine how well the company allocates its capital to profitable projects or investments. The calculation of three-year average ROIC is as follows:
3-year average ROIC = 3-year average NOPAT / Beginning Period Invested Capital where:
NOPAT = Net operating profit from continuing operations after tax
Beginning Period Invested Capital = Total Assets from continuing operations — current liabilities from continuing operations + any current portion of long-term debt relating to the Company’s line of credit, each as at December 31 of the year immediately prior to the performance period (i.e., December 31, 2022 for the 2023-2025 performance period).
LTIP Form of Award and Vesting
The performance-based LTIP awards are in the form of Performance Shares under the 2022 Equity Incentive Plan and earned Performance Shares will vest 75% on the date the Committee certifies the achievement of the Performance Goal and, to the extent the Performance Goal is met, the remainder on January 1 of the following year, subject to the executive officer’s continued service with the Company through the applicable vesting date. The service-based portion of the LTIP award will be in the form of Restricted Stock under the 2022 Equity Incentive Plan and will vest one-third per year over three years.
Perquisites and Other Benefits
The Company provides Named Executive Officers with perquisites and other benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program. The Committee periodically reviews the levels of perquisites and other benefits provided to executive officers.
The Company generally provides employees with medical, life and disability insurance benefits. All employees are eligible to participate in the Company’s 401(k) Plan to which employees are able to contribute the lesser of up to 92% of their annual salary or the limit prescribed by the Internal Revenue Service. The Company generally matches 75% of the first 4% of eligible compensation that is contributed to the Plan. All employee deferral contributions are fully vested upon contribution. All employees are also participants in the Employee Stock Ownership Plan.
Compensation Policies and Procedures
Stock Ownership Guidelines
In order to enhance the alignment of the interests of the directors and management with shareholders, the Board developed stock ownership guidelines that will require ownership of Company stock by directors and executive officers who have served in their role as a director or executive officer for a minimum of five years. Directors will be required to own Company stock with a market value (number of shares multiplied by the current price of common stock) of at least 2 times the annual cash retainer for directors. Executive officers will be required to own Company stock with a market value of at least: (i) 3 times annual base salary for the Chief Executive Officer and (ii) 2 times annual base salary for other executive officers. Director and executive officer stock ownership is reviewed by the Nominating and Corporate Governance Committee on at least an annual basis. For purposes of these guidelines, any Restricted Stock and Performance Shares awarded to an individual will be considered to be “owned” at the target level while such awards remain subject to forfeiture pursuant to the terms of the 2022 Equity Incentive Plan and the applicable award agreement(s).
Hedging and Pledging Policy
The Board has adopted a policy that will prohibit Company directors, officers and certain designated employees from (i) engaging in any hedging or monetization transactions involving Company securities or from purchasing or selling any put or call option contract or similar instrument with respect to Company securities and (ii) pledging Company securities as collateral for a loan or holding such shares in a margin account.
Recoupment (Clawback) Policy
The Board has adopted a policy, in accordance with recent SEC rules and anticipated amendments to the NYSE American listing standards, that requires the reimbursement of cash and equity incentive compensation under certain circumstances.
Change in Control Arrangements
In order to recruit executives and encourage retention of employees, the Board believes it is appropriate and necessary to protect them in the event of a change in control. It is the Board’s belief that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may result in their job loss, but which may be in the best interests of shareholders. Any change in control benefits will be made pursuant to the Executive Change in Control Severance Plan that was adopted by the Committee on April 19, 2022.
Summary Compensation Table
The Summary Compensation Table below sets forth compensation information for (i) our Chief Executive Officer during 2023, (ii) each of our two most highly compensated executive officers who were serving as executive officers on December 31, 2023 and (iii) one additional individual for whom disclosure would have been provided under (ii) hereof but for the fact the individual was not serving as an executive officer on December 31, 2023 (collectively “Named Executive Officers”):
Name and Principal Position	Year	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation	All Other Compensation(2)	Total
William F. Farrell, Jr. Chief Executive Officer	2023	$350,000	$35,000	$50,000	$35,074	$470,074
	2022	$235,577	$235,012	96,274	$23,480	$590,343
Robert A. Fraass Chief Financial Officer	2023	$173,269	$39,875	$50,000	$9,288	$272,432
James C. Takacs Chief Technical Officer	2023	$235,053	$11,750	$20,000	$22,936	$289,739
	2022	$229,887	—	—	$76,151	$306,038
Lisa F. Bencel Former Chief Financial Officer	2023	$127,268	—	—	$176,913	$304,181
	2022	$251,258	—	—	$59,850	$311,108

(1)
Represents the total grant date fair value of stock awards on the date of the award. The fair value of the service-based awards was based on the closing price of the Company’s common stock as reported on the NYSE American on the applicable grant date. For awards subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions.
(2)
All Other Compensation for 2023 includes (i) $1,613, $936, $1,423 and $774 for Messrs. Farrell, Fraass and Takacs and Ms. Bencel, respectively, for life insurance premiums; (ii) $22,573, $4,575, $11,410 and $16,556 for Messrs. Farrell, Fraass and Takacs and Ms. Bencel, respectively, for health, dental and vision insurance premiums and the reimbursement of medical expenses not covered under the Company’s health insurance plans; (iii) $6,978, $3,777, $7,096 and $5,411 for Company 401k match for Messrs. Farrell, Fraass and Takacs and Ms. Bencel, respectively; (iv) $3,911 and $3,007 for Messrs. Farrell and Takacs, respectively, in connection with the allocation of shares of Common Stock under the ESOP valued as of the closing price on November 30, 2023 (the date of allocation); (v) $9,838 for Ms. Bencel for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company; and (vi) $144,334 for Ms. Bencel for severance pay.

Outstanding Equity Awards at Fiscal Year End
The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2023.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested(1)
William F. Farrell, Jr.	12,740(3)	$159,250	9,131	$114,138
Robert A. Fraass	3,487(4)	$43,588	5,185	$64,813
James C. Takacs	1,022(5)	$12,775	3,065	$38,313
Lisa F. Bencel	—	—	—	—

(1)
Value is based on the closing price of the Company’s common stock of $12.50 on December 31, 2023, as reported on the NYSE American.

(2)
Represents the threshold number of performance shares awarded under the Company’s Long-Term Incentive Plan for the 2023-2025 performance period.

(3)
Of these shares, 5,864 shares vest in 2024, 5,862 shares vest in 2025; and 1,014 shares vest in 2026, in each case subject to continued employment.

(4)
Of these shares, 2,335 shares vest in 2024, 576 shares vest in 2025; and 576 shares vest in 2026, in each case subject to continued employment.

(5)
Of these shares, 341 shares vest in 2024, 341 shares vest in 2025; and 340 shares vest in 2026, in each case subject to continued employment.

Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last two completed fiscal years. In determining the “compensation actually paid” to our named executive officers (our “NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our principal executive officer (our “PEO”), compensation is reported as an average.

	Summary Compensation Table Total for PEO(1)(2)			Compensation Actually Paid to PEO(2)(3)			Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss) ($000’s omitted)
Year	William Farrell	James Takacs	Kenneth Trbovich	William Farrell	James Takacs	Kenneth Trbovich
2023	$470,074			$501,336			$288,784	$290,363	$147	$(10,787)
2022	$590,343	$306,038	—	$580,498	$306,038	—	$310,162	$310,162	$124	$(2,117)
2021	—	$319,053	$853,500	—	$319,053	$853,500	$328,644	$328,644	$149	$4,055

(1)
The dollar amounts reported represent the total compensation for each PEO and the average total compensation for the other Named Executive Officers, in each case as reported in the Summary Compensation Table for the applicable year.

(2)
Our PEOs for each year are as follows:
2023: William F. Farrell, Jr.
2022: William F. Farrell, Jr. (April 25 to December 31) and James C. Takacs (January 1 to April 24)
2021: James C. Takacs (June 9 to December 31) and Kenneth D. Trbovich (January 1 to June 8).

(3)
The dollar amounts reported represent the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our other Named Executive Officers, as computed in accordance with SEC rules, but do not reflect the actual amount of compensation received by our PEO or other Named Executive Officers during the applicable year. Fair value or change in fair value, as applicable, of equity awards in the Compensation Actually Paid columns was determined by reference to (a) for restricted share awards (excluding performance share awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, and (b) for performance share awards that are not market based, the same valuation methodology as restricted share awards above except year-end values are multiplied times the probability of achievement as of each such date. For the portion of Compensation Actually Paid that is based on year-end stock prices, the following prices were used: $12.50, $10.56 and $12.68 for year-end 2023, 2022 and 2021, respectively. For 2023, Compensation Actually Paid reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average Other Named Executive Officers
Total Reported in 2023 Summary Compensation Table (“SCT”)	$470,074	$288,784
Less, Value of Stock Awards Reported in SCT	35,000	17,208
Plus, Year-End Value of Awards Granted in Fiscal Year that are Outstanding and Unvested	38,043	18,787
Plus (or Minus), Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	18,812	—
Plus, Vesting Date Fair Value of Awards Granted this Year and that Vested this Year	—	—
Plus (or Minus), Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	9,407
Minus, Prior Year-End Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	31,262	1,579
Compensation Actually Paid for Fiscal Year 2023	$501,336	$290,363

(4)
Our Non-PEO NEOs for 2023 were Robert A. Fraass, James C. Takacs and Lisa F. Bencel. Our Non-PEO NEO for 2022 and 2021 was Lisa F. Bencel. James C. Takacs was also a Non-PEO NEO for a part of each year, however his compensation is excluded from this calculation since his compensation for each full fiscal year is reported in the PEO columns for 2022 and 2021.

(5)
TSR is cumulative (i.e., 1 year for 2021, 2 years for 2022 and 3 years for 2023) and depicted as a dollar value assuming $100 was invested as of December 31, 2020.

Compensation Actually Paid to Total Shareholder Return and Net Income.   Compensation, per the “compensation actually paid” calculation, our total shareholder return and our net income each decreased from 2021 through 2023. Net income in 2021 included the impact of the forgiveness of the Company’s Paycheck Protection Plan loan, employee retention credit and the New York State Shared Work Program, which increased pre-tax income by approximately $9.4 million. Those COVID-related governmental assistance programs did not recur in 2022. In 2023 we decided to sell certain assets and wind down the operations of our wholly-owned subsidiary, The Ontario Knife Company (“OKC”). In summary, the discontinued operation, net of tax, resulted in a loss of approximately $7.2 million for the year ended December 31, 2023 driven by operating losses, the loss on sale of assets, divestiture costs, and non-cash asset impairment charges for OKC. See Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.
The Compensation Committee has implemented a new incentive-based compensation structure beginning in 2022 upon the hiring of Mr. Farrell as our CEO and continuing into 2023 for all executive officers as outlined above. We believe the Compensation Actually Paid in 2023 is reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the Compensation Actually Paid fluctuated year over year, primarily due to our levels of achievement against pre-established performance goals under our annual and long-term incentive plans. For 2021, the majority of compensation actually paid to our executive officers reflects base salary and benefits with bonuses paid to Ms. Bencel and Mr. Takacs to account for the additional responsibilities they assumed that year.

CERTAIN TRANSACTIONS AND RELATIONSHIPS
The Nominating and Corporate Governance Committee is responsible for the review, approval and ratification of transactions between the Company and a related person. In making its determinations, the Nominating and Corporate Committee consider, among other factors, whether the proposed transaction is in the Company’s best interest and is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Nominating and Corporate Governance Committee may, at its discretion, request an independent appraisal if an independent appraisal has not already been provided. A related party is excluded from participating in the determinations of the Nominating and Corporate Governance Committee.

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of April 5, 2024, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.
Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
Servotronics, Inc. Employee Stock Ownership Trust 1110 Maple Street Elma, NY 14059	319,692(2)	12.5%
Estate of Dr. Nicholas D. Trbovich Kenneth D. Trbovich Michael D. Trbovich 960 Porterville Road East Aurora, NY 14052	551,159(3)	21.6%
Beaver Hollow Wellness, LLC 401 East Amherst Street Buffalo, NY 14215	461,907(4)	18.1%
Brent D. Baird 25 Melbourne Place Buffalo, NY 14222	276,468(5)	10.8%
Wax Asset Management, LLC Evan H. Wax 44 Cherry Lane Madison, CT 06443	183,858(6)	7.2%
Star Equity Fund, L.P. 53 Forest Avenue, Suite 101 Old Greenwich, CT 06870	135,000(7)	5.3%

(1)
The percentages are based upon 2,548,673 shares of Common Stock outstanding as of April 5, 2024.

(2)
The Trustees of the ESOP direct the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustee may direct the vote of that participant’s shares. As of April 5, 2024, approximately 294,410 shares were allocated to the accounts of participants and approximately 25,282 shares remain unallocated.

(3)
According to an amended Schedule 13D filed by The Estate of Nicholas D. Trbovich, Sr. (the “Estate”), Kenneth D. Trbovich (“KDT”) and Michael D. Trbovich (“MDT”) on April 28, 2023, (i) the Estate owns and has sole voting and dispositive power over 9,889 of the Shares, which power is exercised KDT and MDT as the co-executors of the Estate; (ii) KDT has sole voting and dispositive power over 43,804 shares of Common Stock; (iii) MDT has sole voting and dispositive power over 35,559 shares of Common Stock; and (iv) the Estate indirectly owns and jointly controls 461,907 shares of Common Stock owned by Beaver Hollow Wellness, LLC through the Voting Agreement referenced in footnote 4 below.

(4)
According to a Schedule 13D filed by Beaver Hollow Wellness, LLC (“BHW”), Founders Software, Inc. and Paul L, Snyder III with the SEC on April 28, 2023, BHW is the beneficial owner of 461,907 shares of Common Stock. Founders Software is a member of, and holder of 53% of the issued and outstanding membership interest of, BHW. Mr. Snyder serves as Chief Executive Officer of BHW and the indirect, majority shareholder and Chairman of the Board of Directors of Founders Software. The Estate of Nicholas D. Trbovich, Sr. (the “Estate”) Kenneth D. Trbovich (“KDT”) are members of BHW and collectively hold approximately 47% of the issued and outstanding membership interests of BHW. Founders Software, the Estate and KDT entered into an Amended and Restated Voting

Agreement dated as of April 26, 2023 (the “Voting Agreement”) which governs the voting, transfer, direction of dividend and disposal rights of these 461,907 shares of Common Stock.
(5)
Includes 520 shares of restricted stock that will vest on the date of the 2024 Annual Meeting.

(6)
According to an amended Schedule 13D filed by Wax Asset Management, LLC and Evan H. Wax with the SEC on November 22, 2022, 179,389 of these shares of Common Stock are owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Investment advisory contracts also grant the Adviser voting power over the securities held in client accounts. Also includes 520 shares of restricted stock held by Mr. Wax that will vest on the date of the 2024 Annual Meeting.

(7)
According to an amended Schedule 13D filed with the SEC on June 1, 2023 by Star Equity Fund, LP, Star Equity Holdings, Inc., Star Equity Fund GP, LLC and Star Investment Management, LLC (collectively, the “Star Equity Group”), the Star Equity Group is the beneficial owner of 135,000 shares of Common Stock. Each reporting person in the Star Equity Group disclaims beneficial ownership of such Shares except to the extent of its pecuniary interest therein.

Security Ownership of Management and Directors
The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of April 5, 2024:
Name of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percent of Common Stock(1)
Brent D. Baird	276,468	10.8%
Edward C. Cosgrove, Esq.	13,504	*
William F. Farrell, Jr.	23,937(2)	*
Robert A. Fraass	5,061	*
Karen L. Howard	4,469	*
Harrison W. Kelly III	3,691	*
Christopher M. Marks	13,504	*
James C. Takacs	40,898(3)	1.6%
Evan H. Wax	183,858(4)	7.2%
Servotronics, Inc. Employee Stock Ownership Trust	319,692(5)	12.5%
All directors, nominees and executive officers as a group	863,448	33.9%

*
Less than 1.0%.

(1)
The percentages are based upon 2,548,673 shares of Common Stock outstanding as of April 5, 2024.

(2)
Includes 351 shares allocated to Mr. Farrell’s account under the ESOP.

(3)
Includes 21,283 shares allocated to Mr. Takacs’ account under the ESOP.

(4)
Includes 179,389 shares owned by investment advisory clients of Wax Asset Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients. Mr. Wax is the President of Wax Asset Management, LLC.

(5)
Messrs. Farrell and Fraass are trustees of the ESOP and could be deemed to have shared investment and/or voting power over those shares. The ESOP holds an aggregate of 321,141 shares of Common Stock, including 351 shares credited to the ESOP account of Mr. Farrell and 21,283 shares credited to the ESOP account of Mr. Takacs, previously reported in this table.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2023.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process and monitoring compliance with standards of business conduct. The Audit Committee operates under a written charter which is available on the Company’s website at www.servotronics.com. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Freed Maxick CPAs, P.C. (“Freed Maxick”), acting as Independent Auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.
In this context, the Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2023 with the Company’s Management.

2.
The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and other matters required by the Charter of the Audit Committee.

3.
The Audit Committee has received the written disclosures and the letter from the Independent Auditors required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Freed Maxick the matter of that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.
Each member of the Audit Committee is independent as defined under the listing standards of the NYSE American.
Submitted by:
THE AUDIT COMMITTEE
Karen L. Howard, Chair
Brent D. Baird
Christopher M. Marks
Evan H. Wax
Auditor Fees and Services
The following table shows fees for the audit and other services provided by Freed Maxick CPAs, P.C. for 2023 and 2022.
	2023	2022
Audit Fees(1)	$256,800	$283,668
Tax Fees(2)	49,460	46,500
Total	$306,260	$330,168

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements. 2023 Audit fees have not yet been finalized.

(2)
Tax service fees principally included fees for tax preparation, tax consulting services and tax compliance services.

Policy for Pre-Approval of Audit and Permitted Non-Audit Services
The Audit Committee pre-approves audit and non-audit services provided by Freed Maxick. The Audit Committee has considered whether provision of the services described above is compatible with maintaining our accountant’s independence and has determined that such services have not adversely affected Freed Maxick’s independence.

OTHER MATTERS
Our management does not know of any other matters to come before the 2024 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR THE 2025 ANNUAL MEETING
Shareholder Proposals for Inclusion in the Proxy Material for the 2025 Annual Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be received by the Company no later than December 12, 2024, assuming the meeting is held within 30 days of the calendar date of the 2024 Annual Meeting. The proposal must comply fully with the requirements of Rule 14a-8.
Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2025 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 1110 Maple Street, P.O. Box 300, Elma, New York 14059, Attention: Secretary, no later than December 12, 2024, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2025 Annual Meeting of Shareholders.
Shareholder Proposals for Consideration at the 2025 Annual Meeting, but not for Inclusion in the Proxy Materials
In accordance with our By-laws, any shareholder proposal to be considered at next year’s annual meeting but not for inclusion in the proxy statement must be delivered to our Corporate Secretary no later than January 10, 2025, assuming the meeting is held within 30 days of the calendar date of the 2024 Annual Meeting. The notice must comply fully with the requirements of the By-laws.
Shareholder Nominations of Director Candidates for the 2025 Annual Meeting
Under our By-laws, a shareholder of record may nominate a person for election as a director at next year’s annual meeting if the shareholder has delivered timely notice to our Corporate Secretary setting forth:
•
the name, age, business address and residence address of each proposed nominee;

•
the principal occupation or employment of each nominee;

•
the number of shares of Servotronics capital stock which are owned of record and beneficially by each such nominee;

•
a written questionnaire with respect to the background and qualification of such proposed nominee and a written statement and agreement executed by each such nominee acknowledging that such person: (A) consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected,(B) intends to serve as a director for the full term for which such person is standing for election, and (C) makes certain other representations as set forth in the By-laws;

•
certain information regarding the proposing shareholder; and

•
any other information concerning each nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of those nominees.

To be timely, a shareholder’s notice must be delivered to our Corporate Secretary not later than January 10, 2025. The Nominating and Corporate Governance Committee will consider every nominee proposed by a shareholder that is received in a timely manner in accordance with these procedures and report each such nomination, along with the Nominating and Corporate Governance Committee’s recommendations, to the full Board. Any nomination that does not comply with the procedures set forth in our By-laws will be void.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2025.

The Nominating and Corporate Governance Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees. Shareholders may send such informal recommendations, including the candidate’s name and background information, to the Committee by directing them in care of our Corporate Secretary.
All such notices, proposals, nominations and recommendations should be directed to the attention of our Corporate Secretary at Servotronics, Inc., 1110 Maple Street, P.O. Box 300, Elma, New York 14059.
BY ORDER OF THE BOARD OF DIRECTORS
BERNADINE E. KUCINSKI
Secretary
April 11, 2024

SERVOTRONICS VOTE

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Online
Go to **www.investorvote.com/SVT**
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Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Brent D. Baird	☐	☐	02 - Edward C. Cosgrove	☐	☐	03 - William F. Farrell, Jr.	☐	☐
04 - Karen L. Howard	☐	☐	05 - Christopher M. Marks	☐	☐	06 - Evan H. Wax	☐	☐

1 P C F

03YRJB

1 P C F01 - Brent D. Baird04 - Karen L. Howard02 - Edward C. Cosgrove05 - Christopher M. Marks 06 - Evan H. Wax03 - William F. Farrell, Jr.For Withhold For Withhold For WithholdUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03YRJB++Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below.Authorized Signatures — This section must be completed for your vote to count. Please B date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardA Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.2. Advisory approval of the compensation of the Company’sNamed Executive Officers for 2023.3. Ratification of the appointment of Freed Maxick CPAs, P.C. asthe Company’s independent registered public accounting firmfor 2024.1. Election of Directors:For Against Abstain For Against AbstainYou may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/SVTor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/SVTPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYour vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/SVTNotice of 2024 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — May 10, 2024The undersigned hereby appoints William F. Farrell, Jr. and Bernadine E. Kucinski or either of them, as Proxies, each with full power of substitution, and herebyauthorizes them to represent and to vote as indicated below all shares of Servotronics, Inc. that the undersigned is entitled to vote at the Annual Meetingof Shareholders to be held on May 10, 2024 virtually via the internet at: https://meetnow.global/M6JWU4H, or any adjournments thereof.The shares represented by this Proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote FOR all nominees and FORProposals 2 and 3. If no direction is made, the Proxy will be voted with the Board’s recommendations. In their discretion, the Proxies are authorized to voteupon such other business as may properly come before the Annual Meeting or any adjournment thereof.Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed inthe United States.(Items to be voted appear on reverse side)Proxy — SERVOTRONICS INCqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qThe 2024 Annual Meeting of Shareholders of Servotronics, Inc. will be held onFriday, May 10, 2024 at 9:00 am ET, virtually via the Internet at https://meetnow.global/M6JWU4H.To access the virtual meeting, you must have the information that is printed in theshaded bar located on the reverse side of this form.